Press Release
Exhibit 99.1
Company Contact:
Patrick S. Barrett
Chief Financial Officer
OceanFirst Financial Corp.
Tel: (732) 240-4500, ext. 27507
Email: pbarrett@oceanfirst.com

FOR IMMEDIATE RELEASE

OCEANFIRST FINANCIAL CORP.
ANNOUNCES FIRST QUARTER
FINANCIAL RESULTS
    RED BANK, NEW JERSEY, April 24, 2025 - OceanFirst Financial Corp. (NASDAQ:OCFC) (the “Company”), the holding company for OceanFirst Bank N.A. (the “Bank”), announced net income available to common stockholders of $20.5 million, or $0.35 per diluted share, for the quarter ended March 31, 2025, a decrease from $27.7 million, or $0.47 per diluted share, for the corresponding prior year period, and a decrease from $20.9 million, or $0.36 per diluted share, for the linked quarter. Selected performance metrics are as follows (refer to “Selected Quarterly Financial Data” for additional information):

	For the Three Months Ended,
Performance Ratios (Annualized):	March 31,	December 31,	March 31,
	2025	2024	2024
Return on average assets	0.62%	0.61%	0.82%
Return on average stockholders’ equity	4.85	4.88	6.65
Return on average tangible stockholders’ equity (a)	7.05	7.12	9.61
Return on average tangible common equity (a)	7.40	7.47	10.09
Efficiency ratio	65.67	67.86	59.56
Net interest margin	2.90	2.69	2.81
(a) Return on average tangible stockholders’ equity and return on average tangible common equity (“ROTCE”) are non-GAAP (“generally accepted accounting principles”) financial measures. Refer to “Explanation of Non-GAAP Financial Measures,” “Selected Quarterly Financial Data” and “Non-GAAP Reconciliation” tables for reconciliation and additional information regarding non-GAAP financial measures.

Core earnings1 for the quarter ended March 31, 2025 were $20.3 million, or $0.35 per diluted share, a decrease from $25.6 million, or $0.44 per diluted share, for the corresponding prior year period, and a decrease from $22.1 million, or $0.38 per diluted share, for the linked quarter.
Core earnings PTPP1 for the quarter ended March 31, 2025 was $32.4 million, or $0.56 per diluted share, as compared to $36.2 million, or $0.62 per diluted share, for the corresponding prior year period, and $29.6 million, or $0.51 per diluted share, for the linked quarter. Selected performance metrics are as follows:

	For the Three Months Ended,
	March 31,	December 31,	March 31,
Core Ratios[1] (Annualized):	2025	2024	2024
Return on average assets	0.62%	0.65%	0.76%
Return on average tangible stockholders’ equity	7.00	7.51	8.91
Return on average tangible common equity	7.34	7.89	9.36
Efficiency ratio	65.81	67.74	61.05
Core diluted earnings per share	$0.35	$0.38	$0.44
Core PTPP diluted earnings per share	0.56	0.51	0.62

1 Core earnings and core earnings before income taxes and provision for credit losses (“PTPP” or “Pre-Tax-Pre-Provision”), and ratios derived therefrom, are non-GAAP financial measures. For the periods presented, core earnings exclude merger related expenses, net (gain) loss on equity investments, net gain on sale of trust business, the opening provision for credit losses in connection with the acquisition of Spring Garden Capital Group, LLC (“Spring Garden”), the Federal Deposit Insurance Corporation (“FDIC”) special assessment, and the income tax effect of these items, (collectively referred to as “non-core” operations). PTPP excludes the aforementioned pre-tax “non-core” items along with income tax expense (benefit) and provision for credit losses (exclusive of the Spring Garden opening provision). Refer to “Explanation of Non-GAAP Financial Measures,” “Selected Quarterly Financial Data” and the “Non-GAAP Reconciliation” tables for additional information regarding non-GAAP financial measures.

Key developments for the recent quarter are described below:
•Margin Expansion: Net interest margin increased 21 basis points to 2.90%, from 2.69%, and net interest income increased by $3.3 million to $86.7 million driven by a decrease in total cost of deposits to 2.06% from 2.32% in the linked quarter.
•Commercial Loans: Commercial and industrial loans increased $95.1 million, or 6.1% as compared to the linked quarter. Additionally, the total commercial loan pipeline increased 90% to $375.6 million from $197.5 million in the linked quarter.
•Provision for Credit Losses: Provision for credit losses was $5.3 million reflecting a net loan reserve build of $5.2 million, primarily driven by elevated uncertainty around macroeconomic conditions. This resulted in an increase of five basis points in the allowance for loan credit losses to total loans to 0.78%. Criticized and classified loans decreased by 5% to $149.3 million compared to the linked quarter, providing strong evidence of stable credit performance for the Company’s loan portfolio.
Chairman and Chief Executive Officer, Christopher D. Maher, commented on the Company’s results, “We are pleased to present our current quarter results, which reflect a meaningful expansion of net interest income and net interest margin, continued strong asset quality metrics, and further capital accretion, including share repurchases.” Mr. Maher added, “Additionally, we understand the increased market uncertainty and volatility, but we have confidence that the Company is well-positioned. Finally, we are pleased that the first quarter talent recruiting season has resulted in a robust addition of commercial banking talent. Reflecting the strength of the commercial banking platform we have built, 36 highly experienced commercial bankers have joined OceanFirst this year.”
The Company’s Board of Directors declared its 113th consecutive quarterly cash dividend on common stock. The quarterly cash dividend on common stock of $0.20 per share will be paid on May 16, 2025 to common stockholders of record on May 5, 2025. The Company’s Board of Directors also previously declared a quarterly cash dividend on preferred stock of $0.4375 per depositary share, representing 1/40th interest in the Series A Preferred Stock. This dividend will be paid on May 15, 2025 to preferred stockholders of record on April 30, 2025. The Company has notified the preferred stockholders that it intends to redeem the Series A Preferred Stock in full on May 15, 2025.
Results of Operations
The current quarter was impacted by a decrease in average interest earning assets and liabilities, benefited from funding cost repricing efforts, and included a sale of non-performing residential and consumer loans of $5.1 million, which had related charge-offs of $720,000. Additionally, the current quarter included non-recurring benefits of $842,000 in other income and $1.3 million in normal incentive related adjustments.
Net Interest Income and Margin
Three months ended March 31, 2025 vs. March 31, 2024
Net interest income increased to $86.7 million, from $86.2 million, primarily reflecting the net impact of the decreasing interest rate environment. Net interest margin increased to 2.90%, from 2.81%, which included the impact of purchase accounting accretion and prepayment fees of 0.03% and 0.04%, respectively. Net interest margin increased primarily due to the decrease in cost of funds outpacing the decrease in yield on average interest-earning assets.
Average interest-earning assets decreased by $238.4 million primarily due to a decrease in commercial loans and securities. The average yield for interest-earning assets decreased to 5.13%, from 5.26%.
The cost of average interest-bearing liabilities decreased to 2.78%, from 3.03%, primarily due to lower cost of deposits and, to a lesser extent, Federal Home Loan Bank (“FHLB”) advances. The total cost of deposits decreased 25 basis points to 2.06%, from 2.31%. Average interest-bearing liabilities decreased by $226.1 million, primarily due to decreases in savings, time deposits and other borrowings, largely offset by an increase in FHLB advances.

Three months ended March 31, 2025 vs. December 31, 2024
Net interest income increased by $3.3 million and net interest margin increased to 2.90%, from 2.69%, primarily reflecting the impact of deposit repricing. Net interest income included the impact of purchase accounting accretion and prepayment fees of 0.03% in the current quarter and none in the prior quarter.
Average interest-earning assets decreased by $219.5 million, primarily due to decreases in securities and interest-earning cash deposits. The yield on average interest-earning assets decreased to 5.13%, from 5.15%.
Average interest-bearing liabilities decreased by $211.3 million, primarily due to decreases in deposits and other borrowings, partly offset by an increase in FHLB advances. The total cost of average interest-bearing liabilities decreased to 2.78%, from 3.04%, primarily due to lower cost of deposits. The total cost of deposits decreased to 2.06%, from 2.32%.
Provision for Credit Losses
    Provision for credit losses for the quarter ended March 31, 2025 was $5.3 million, as compared to $591,000 for the corresponding prior year period and $3.5 million for the linked quarter. The linked quarter included a $1.4 million initial provision for credit losses related to the acquisition of Spring Garden. The current quarter provision was primarily driven by elevated uncertainty around macroeconomic conditions.
Net loan charge-offs were $636,000 for the quarter ended March 31, 2025, as compared to net loan charge-offs of $349,000 for the corresponding prior year period and net loan recoveries of $158,000 in the linked quarter. The current quarter includes charge-offs of $720,000 related to the sale of $5.1 million non-performing residential and consumer loans. Refer to “Results of Operations” section for further discussion.

Non-interest Income
Three months ended March 31, 2025 vs. March 31, 2024
Other income decreased to $11.3 million, as compared to $12.3 million. Other income was favorably impacted by non-core operations of $205,000 related to net gains on equity investments in the current quarter. The prior year other income was favorably impacted by non-core operations of $3.1 million related to net gains on equity investments and a gain on sale of a portion of the Company’s trust business.
Excluding non-core operations, other income increased by $1.8 million. The primary drivers were increases related to net gain on sale of loans of $501,000, commercial loan swap income of $482,000, and an increase in non-recurring other income of $842,000 as noted above.
Three months ended March 31, 2025 vs. December 31, 2024
Excluding non-core operations, other income decreased by $1.2 million from $12.2 million in the linked quarter. The primary drivers were decreases in fees and service charges of $1.5 million, primarily due to lower title fee income as a result of seasonality, and income from bank owned life insurance of $686,000, related to non-recurring death benefits of $768,000 in the linked quarter. This was partly offset by increases in commercial loan swap income of $534,000 and non-recurring other income of $842,000 noted above.
Non-interest Expense
Three months ended March 31, 2025 vs. March 31, 2024
Operating expenses increased to $64.3 million, as compared to $58.7 million. Operating expenses in the prior year were adversely impacted by non-core operations of $418,000 from an FDIC special assessment.
Excluding non-core operations, operating expenses increased by $6.0 million. The primary driver was an increase in compensation and benefits of $4.0 million, mostly due to acquisitions at the end of the prior year and annual merit increases. Additional drivers were increases in other operating expenses of $1.0 million, due to additional loan servicing expense, and increases in data processing expense of $691,000, partly due to acquisitions at the end of the prior year.
Three months ended March 31, 2025 vs. December 31, 2024
Operating expenses in the linked quarter were $64.8 million and were adversely impacted by non-core items of $110,000 from merger-related expenses. Excluding non-core operations, operating expenses decreased by $445,000. This included a decrease in normal incentive related adjustments of $1.3 million, offset by annual merit increases during the year. Additionally, there were decreases in other operating expense of $840,000, mostly related to lower title costs and marketing of $507,000. This was partly offset by an increase in federal deposit insurance and regulatory assessments of $466,000.
Income Tax Expense
The provision for income taxes was $6.8 million for the quarter ended March 31, 2025, as compared to $10.6 million for the same prior year period and $5.1 million for the linked quarter. The effective tax rate was 24.1% for the quarter ended March 31, 2025, as compared to 27.1% for the same prior year period and 18.7% for the linked quarter. The prior year’s effective tax rate was negatively impacted by 3.0% due to a one-time write-off of a deferred tax asset of $1.2 million. The linked quarter’s effective tax rate was positively impacted by utilization of higher tax credits.
Financial Condition
March 31, 2025 vs. December 31, 2024
Total assets decreased by $112.0 million to $13.31 billion, from $13.42 billion, primarily due to decreases in total debt securities. Debt securities available-for-sale decreased by $81.3 million to $746.2 million, from $827.5 million, primarily due to principal reductions, maturities and calls. Debt securities held-to-maturity decreased by $40.4 million to $1.01 billion, from $1.05 billion, primarily due to principal repayments. Loans held-for-sale decreased by $11.5 million to $9.7 million from $21.2 million. Total loans increased by $7.2 million to $10.13 billion, from $10.12 billion, while the loan pipeline increased by $197.8 million to $504.4 million, from $306.7 million. Other assets decreased by $14.9 million to $170.8 million, from $185.7 million, primarily due to a decrease in market values associated with customer interest rate swap programs.
Total liabilities decreased by $118.3 million to $11.60 billion, from $11.72 billion primarily related to a funding mix-shift. Deposits increased by $110.7 million to $10.18 billion, from $10.07 billion, primarily due to increases in non-interest bearing, savings and time deposits. Time deposits increased to $2.12 billion, from $2.08 billion, representing 20.8% and 20.7% of total deposits, respectively. Time deposits included an increase in brokered time deposits of $295.8 million, offset by a decrease in retail time deposits of $251.1 million. The loan-to-deposit ratio was 99.5%, as compared to 100.5%. FHLB advances decreased by $181.6 million to $891.0 million, from $1.07 billion partly driven by a shift to slightly favorably priced brokered deposits.
Other liabilities decreased by $58.0 million to $240.4 million, from $298.4 million, primarily due to a decrease in the market values of derivatives associated with customer interest rate swaps and related collateral received from counterparties.
Capital levels remain strong and in excess of “well-capitalized” regulatory levels at March 31, 2025, including the Company’s estimated common equity tier one capital ratio which remained at 11.2%.
    Total stockholders’ equity increased to $1.71 billion, as compared to $1.70 billion, primarily reflecting net income, partially offset by capital returns comprising of dividends and share repurchases. During the quarter ended March 31, 2025, the Company repurchased 398,395 shares totaling $6.9 million representing a weighted average cost of $17.20. The Company had 1,228,863 shares available for repurchase under the authorized repurchase program. Additionally, accumulated other comprehensive loss decreased by $2.6 million primarily due to increases in fair market value of available-for-sale debt securities, net of tax.

The Company’s tangible common equity2 increased by $7.3 million to $1.12 billion. The Company’s stockholders’ equity to assets ratio was 12.84% at March 31, 2025, and tangible common equity to tangible assets ratio increased by 14 basis points during the quarter to 8.76%, primarily due to the drivers described above.
Book value per common share increased to $29.27, as compared to $29.08. Tangible book value per common share2 increased to $19.16, as compared to $18.98.

Asset Quality
March 31, 2025 vs. December 31, 2024
The Company’s non-performing loans increased to $37.0 million, from $35.5 million, and represented 0.37% and 0.35% of total loans, respectively. The allowance for loan credit losses as a percentage of total non-performing loans was 213.14%, as compared to 207.19%. The level of 30 to 89 days delinquent loans increased to $46.2 million, from $36.6 million, primarily related to commercial loans. Criticized and classified assets, including other real estate owned, decreased to $151.2 million, from $159.9 million. The Company’s allowance for loan credit losses was 0.78% of total loans, as compared to 0.73%. Refer to “Provision for Credit Losses” section for further discussion.
The Company’s asset quality, excluding purchased with credit deterioration (“PCD”) loans, was as follows. Non-performing loans increased to $29.2 million, from $27.6 million. The allowance for loan credit losses as a percentage of total non-performing loans was 269.43%, as compared to 266.73%. The level of 30 to 89 days delinquent loans, excluding non-performing loans, increased to $35.8 million, from $33.6 million.

2 Tangible book value per common share and tangible common equity to tangible assets are non-GAAP financial measures and exclude the impact of intangible assets, goodwill, and preferred equity from both stockholders’ equity and total assets. Refer to “Explanation of Non-GAAP Financial Measures” and the “Non-GAAP Reconciliation” tables for additional information regarding non-GAAP financial measures.

Explanation of Non-GAAP Financial Measures
    Reported amounts are presented in accordance with GAAP. The Company’s management believes that the supplemental non-GAAP information, which consists of reported net income excluding non-core operations and in some instances excluding income taxes and provision for credit losses, and reporting equity and asset amounts excluding intangible assets, goodwill or preferred stock, all of which can vary from period to period, provides a better comparison of period-to-period operating performance. Additionally, the Company believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and, therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures, which may be presented by other companies. Refer to the Non-GAAP Reconciliation table at the end of this document for details on the earnings impact of these items.

Annual Meeting
The Company previously announced that its Annual Meeting of Stockholders will be held on Monday, May 19, 2025 at 8:00 a.m. Eastern Time. The record date for stockholders to vote at the Annual Meeting is Tuesday, March 25, 2025. Voting before the meeting is encouraged, even for stockholders planning to participate in the virtual webcast. Votes may be submitted by telephone or online according to the instructions on the proxy card or by mail. A link to the live webcast is available by visiting oceanfirst.com - Investor Relations. Access will begin at 7:45 a.m. Eastern Time to allow time for stockholders to log-in with the control number provided on the proxy card prior to the 8:00 a.m. Eastern Time scheduled start. Eligible stockholders may also vote during the live meeting online at www.virtualshareholdermeeting.com/OCFC2025 by entering the 16-digit control number included on the proxy card or notice. As a reminder, participants of the meeting are not required to vote. Additional information regarding virtual access to the meeting will be distributed prior to the meeting.
Conference Call
    As previously announced, the Company will host an earnings conference call on Friday, April 25, 2025 at 11:00 a.m. Eastern Time. The direct dial number for the call is (833) 470-1428, using the access code 934356. For those unable to participate in the conference call, a replay will be available. To access the replay, dial (855) 762-8306, from one hour after the end of the call until May 2, 2025. The conference call, as well as the replay, are also available (listen-only) by internet webcast at www.oceanfirst.com in the Investor Relations section.
* * *

    OceanFirst Financial Corp.’s subsidiary, OceanFirst Bank N.A., founded in 1902, is a $13.3 billion regional bank providing financial services throughout New Jersey and in the major metropolitan areas between Massachusetts and Virginia. OceanFirst Bank delivers commercial and residential financing, treasury management, trust and asset management, and deposit services and is one of the largest and oldest community-based financial institutions headquartered in New Jersey. To learn more about OceanFirst, go to www.oceanfirst.com.

Forward-Looking Statements

In addition to historical information, this news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project”, “will”, “should”, “may”, “view”, “opportunity”, “potential”, or similar expressions or expressions of confidence. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to: changes in interest rates, inflation, general economic conditions, including potential recessionary conditions, levels of unemployment in the Company’s lending area, real estate market values in the Company’s lending area, potential goodwill impairment, natural disasters, potential increases to flood insurance premiums, the current or anticipated impact of military conflict, terrorism or other geopolitical events, the imposition of tariffs or other domestic or international governmental policies, the level of prepayments on loans and mortgage-backed securities, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, the availability of low-cost funding, changes in liquidity, including the size and composition of the Company’s deposit portfolio, and the percentage of uninsured deposits in the portfolio, changes in capital management and balance sheet strategies and the ability to successfully implement such strategies, competition, demand for financial services in the Company’s market area, changes in consumer spending, borrowing and saving habits, changes in accounting principles, a failure in or breach of the Company’s operational or security systems or infrastructure, including cyberattacks, the failure to maintain current technologies, failure to retain or attract employees, the impact of pandemics on our operations and financial results and those of our customers and the Bank’s ability to successfully integrate acquired operations. These risks and uncertainties are further discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, under Item 1A - Risk Factors and elsewhere, and subsequent securities filings and should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

OceanFirst Financial Corp.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands)

	March 31,	December 31,	March 31,
	2025	2024	2024
	(Unaudited)		(Unaudited)
Assets
Cash and due from banks	$163,721	$123,615	$130,422
Debt securities available-for-sale, at estimated fair value	746,168	827,500	744,944
Debt securities held-to-maturity, net of allowance for securities credit losses of $898 at March 31, 2025, $967 at December 31, 2024, and $1,058 at March 31, 2024 (estimated fair value of $926,075 at March 31, 2025, $952,917 at December 31, 2024, and $1,029,965 at March 31, 2024)	1,005,476	1,045,875	1,128,666
Equity investments	87,365	84,104	103,201
Restricted equity investments, at cost	102,172	108,634	85,689
Loans receivable, net of allowance for loan credit losses of $78,798 at March 31, 2025, $73,607 at December 31, 2024, and $67,173 at March 31, 2024	10,058,072	10,055,429	10,068,209
Loans held-for-sale	9,698	21,211	4,702
Interest and dividends receivable	44,843	45,914	52,502
Other real estate owned	1,917	1,811	—
Premises and equipment, net	114,588	115,256	119,211
Bank owned life insurance	269,398	270,208	266,615
Assets held for sale	—	—	28
Goodwill	523,308	523,308	506,146
Intangibles	11,740	12,680	8,669
Other assets	170,812	185,702	199,974
Total assets	$13,309,278	$13,421,247	$13,418,978
Liabilities and Stockholders’ Equity
Deposits	$10,177,023	$10,066,342	$10,236,851
Federal Home Loan Bank advances	891,021	1,072,611	658,436
Securities sold under agreements to repurchase with customers	65,132	60,567	66,798
Other borrowings	197,808	197,546	425,722
Advances by borrowers for taxes and insurance	28,789	23,031	28,187
Other liabilities	240,388	298,393	337,147
Total liabilities	11,600,161	11,718,490	11,753,141
Stockholders’ equity:
OceanFirst Financial Corp. stockholders’ equity	1,708,322	1,701,650	1,665,112
Non-controlling interest	795	1,107	725
Total stockholders’ equity	1,709,117	1,702,757	1,665,837
Total liabilities and stockholders’ equity	$13,309,278	$13,421,247	$13,418,978

OceanFirst Financial Corp.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	For the Three Months Ended,
	March 31,	December 31,	March 31,
	2025	2024	2024
	|---------------------- (Unaudited) ----------------------|
Interest income:
Loans	$133,019	$135,438	$137,121
Debt securities	17,270	19,400	19,861
Equity investments and other	3,414	4,782	4,620
Total interest income	153,703	159,620	161,602
Interest expense:
Deposits	51,046	59,889	59,855
Borrowed funds	16,005	16,402	15,523
Total interest expense	67,051	76,291	75,378
Net interest income	86,652	83,329	86,224
Provision for credit losses	5,340	3,467	591
Net interest income after provision for credit losses	81,312	79,862	85,633
Other income:
Bankcard services revenue	1,463	1,595	1,416
Trust and asset management revenue	406	416	526
Fees and service charges	4,712	6,207	4,473
Net gain on sales of loans	858	1,076	357
Net gain (loss) on equity investments	205	(5)	1,923
Net loss from other real estate operations	(16)	(20)	—
Income from bank owned life insurance	1,852	2,538	1,862
Commercial loan swap income	620	86	138
Other	1,153	339	1,591
Total other income	11,253	12,232	12,286
Operating expenses:
Compensation and employee benefits	36,740	36,602	32,759
Occupancy	5,497	5,280	5,199
Equipment	921	1,026	1,130
Marketing	1,108	1,615	990
Federal deposit insurance and regulatory assessments	2,983	2,517	3,135
Data processing	6,647	6,366	5,956
Check card processing	1,170	1,134	1,050
Professional fees	2,425	2,620	2,732
Amortization of intangibles	940	876	844
Merger related expenses	—	110	—
Other operating expense	5,863	6,703	4,877
Total operating expenses	64,294	64,849	58,672
Income before provision for income taxes	28,271	27,245	39,247
Provision for income taxes	6,808	5,083	10,637
Net income	21,463	22,162	28,610
Net (loss) income attributable to non-controlling interest	(46)	253	(57)
Net income attributable to OceanFirst Financial Corp.	21,509	21,909	28,667
Dividends on preferred shares	1,004	1,004	1,004
Net income available to common stockholders	$20,505	$20,905	$27,663
Basic earnings per share	$0.35	$0.36	$0.47
Diluted earnings per share	$0.35	$0.36	$0.47
Average basic shares outstanding	58,102	58,026	58,789
Average diluted shares outstanding	58,111	58,055	58,791

OceanFirst Financial Corp.
SELECTED LOAN AND DEPOSIT DATA
(dollars in thousands)

LOANS RECEIVABLE		At
		March 31,	December 31,	September 30,	June 30,	March 31,
		2025	2024	2024	2024	2024
Commercial:
Commercial real estate - investor		$5,200,137	$5,287,683	$5,273,159	$5,324,994	$5,322,755
Commercial and industrial:
Commercial and industrial - real estate (1)		896,647	902,219	841,930	857,710	914,582
Commercial and industrial - non-real estate (1)		748,575	647,945	660,879	616,400	677,176
Total commercial and industrial		1,645,222	1,550,164	1,502,809	1,474,110	1,591,758
Total commercial		6,845,359	6,837,847	6,775,968	6,799,104	6,914,513
Consumer:
Residential real estate		3,053,318	3,049,763	3,003,213	2,977,698	2,965,276
Home equity loans and lines and other consumer ("other consumer")		226,633	230,462	242,975	242,526	245,859
Total consumer		3,279,951	3,280,225	3,246,188	3,220,224	3,211,135
Total loans		10,125,310	10,118,072	10,022,156	10,019,328	10,125,648
Deferred origination costs (fees), net		11,560	10,964	10,508	10,628	9,734
Allowance for loan credit losses		(78,798)	(73,607)	(69,066)	(68,839)	(67,173)
Loans receivable, net		$10,058,072	$10,055,429	$9,963,598	$9,961,117	$10,068,209
Mortgage loans serviced for others		$222,963	$191,279	$142,394	$104,136	$89,555
	At March 31, 2025 Average Yield
Loan pipeline (2):
Commercial	7.37%	$375,622	$197,491	$199,818	$166,206	$66,167
Residential real estate	6.41	116,121	97,385	137,978	80,330	57,340
Other consumer	8.51	12,681	11,783	13,788	12,586	13,030
Total	7.18%	$504,424	$306,659	$351,584	$259,122	$136,537

	For the Three Months Ended
	March 31,			December 31,	September 30,	June 30,	March 31,
	2025			2024	2024	2024	2024
	Average Yield
Loan originations:
Commercial (3)	7.61%	$233,968		$268,613	$245,886	$56,053	$123,010
Residential real estate	6.53	167,162		235,370	169,273	121,388	78,270
Other consumer	8.49	15,825		11,204	15,760	16,970	11,405
Total	7.21%	$416,955		$515,187	$430,919	$194,411	$212,685
Loans sold		$104,991	(4)	$127,508	$65,296	$45,045	$29,965
(1)During the quarter ended March 31, 2025, the Company retrospectively reclassified loans which were previously referred to as ‘commercial real estate - owner occupied’ and ‘commercial and industrial’ to ‘commercial and industrial - real estate’ and ‘commercial and industrial - non-real estate’, respectively. Collectively, these loans are referred to as ‘commercial and industrial’.
(2)Loan pipeline includes loans approved but not funded.
(3)Excludes commercial loan pool purchases of $24.3 million and $76.1 million for the three months ended March 31, 2025 and December 31, 2024, respectively.
(4)Excludes sale of non-performing residential and consumer loans of $5.1 million for the three months ended March 31, 2025.

DEPOSITS	At
	March 31,	December 31,	September 30,	June 30,	March 31,
	2025	2024	2024	2024	2024
Type of Account
Non-interest-bearing	$1,660,738	$1,617,182	$1,638,447	$1,632,521	$1,639,828
Interest-bearing checking	4,006,653	4,000,553	3,896,348	3,667,837	3,865,699
Money market	1,337,570	1,301,197	1,288,555	1,210,312	1,150,979
Savings	1,052,504	1,066,438	1,071,946	1,115,688	1,260,309
Time deposits (1)	2,119,558	2,080,972	2,220,871	2,367,659	2,320,036
Total deposits	$10,177,023	$10,066,342	$10,116,167	$9,994,017	$10,236,851
(1)Includes brokered time deposits of $370.5 million, $74.7 million, $201.0 million, $401.6 million, and $543.4 million at March 31, 2025, December 31, 2024, September 30, 2024, June 30, 2024, and March 31, 2024, respectively.

OceanFirst Financial Corp.
ASSET QUALITY
(dollars in thousands)

ASSET QUALITY (1)	March 31,	December 31,	September 30,	June 30,	March 31,
	2025	2024	2024	2024	2024
Non-performing loans:
Commercial real estate - investor	$23,595	$17,000	$12,478	$19,761	$21,507
Commercial and industrial:
Commercial and industrial - real estate	4,690	4,787	4,368	4,081	3,355
Commercial and industrial - non-real estate	22	32	122	434	567
Total commercial and industrial	4,712	4,819	4,490	4,515	3,922
Residential real estate	5,709	10,644	9,108	7,213	7,181
Other consumer	2,954	3,064	2,063	1,933	2,401
Total non-performing loans (1)	$36,970	$35,527	$28,139	$33,422	$35,011
Other real estate owned	1,917	1,811	—	—	—
Total non-performing assets	$38,887	$37,338	$28,139	$33,422	$35,011
Delinquent loans 30 to 89 days	$46,246	$36,550	$15,458	$9,655	$17,534
Modifications to borrowers experiencing financial difficulty (2)
Non-performing (included in total non-performing loans above)	$8,307	$3,232	$3,043	$3,210	$3,467
Performing	27,592	27,631	20,652	20,529	8,579
Total modifications to borrowers experiencing financial difficulty (2)	$35,899	$30,863	$23,695	$23,739	$12,046
Allowance for loan credit losses	$78,798	$73,607	$69,066	$68,839	$67,173
Allowance for loan credit losses as a percent of total loans receivable (3)	0.78%	0.73%	0.69%	0.69%	0.66%
Allowance for loan credit losses as a percent of total non-performing loans (3)	213.14	207.19	245.45	205.97	191.86
Non-performing loans as a percent of total loans receivable	0.37	0.35	0.28	0.33	0.35
Non-performing assets as a percent of total assets	0.29	0.28	0.21	0.25	0.26
Supplemental PCD and non-performing loans
PCD loans, net of allowance for loan credit losses	$21,737	$22,006	$15,323	$16,058	$16,700
Non-performing PCD loans	7,724	7,931	2,887	2,841	3,525
Delinquent PCD and non-performing loans 30 to 89 days	10,489	2,997	1,279	1,188	2,088
PCD modifications to borrowers experiencing financial difficulty (2)	22	23	24	26	25
Asset quality, excluding PCD loans (4)
Non-performing loans (1)	29,246	27,596	25,252	30,581	31,486
Non-performing assets	31,163	29,407	25,252	30,581	31,486
Delinquent loans 30 to 89 days (excludes non-performing loans)	35,757	33,553	14,179	8,467	15,446
Modifications to borrowers experiencing financial difficulty (2)	35,877	30,840	23,671	23,713	12,021
Allowance for loan credit losses as a percent of total non-performing loans (3)	269.43%	266.73%	273.51%	225.10%	213.34%
Non-performing loans as a percent of total loans receivable	0.29	0.27	0.25	0.31	0.31
Non-performing assets as a percent of total assets	0.23	0.22	0.19	0.23	0.23
(1)The quarter ended March 31, 2025 included the sale of non-performing residential and consumer loans of $5.1 million and the quarter ended September 30, 2024 included the resolution of a single commercial relationship exposure of $7.2 million.
(2)Balances have been revised to represent only modifications to borrowers experiencing financial difficulty, in accordance with ASU 2022-02 adopted on January 1, 2023.
(3)Loans acquired from acquisitions were recorded at fair value. The net unamortized credit and PCD marks on these loans, not reflected in the allowance for loan credit losses, was $5.6 million, $6.0 million, $5.7 million, $6.1 million and $7.0 million at March 31, 2025, December 31, 2024, September 30, 2024, June 30, 2024, and March 31, 2024, respectively.
(4)All balances and ratios exclude PCD loans.

(continued)

NET LOAN (CHARGE-OFFS) RECOVERIES	For the Three Months Ended
	March 31,		December 31,	September 30,	June 30,		March 31,
	2025		2024	2024	2024		2024
Net loan (charge-offs) recoveries:
Loan charge-offs	$(798)		$(55)	$(124)	$(1,600)		$(441)
Recoveries on loans	162		213	212	148		92
Net loan (charge-offs) recoveries	$(636)		$158	$88	$(1,452)		$(349)
Net loan (charge-offs) recoveries to average total loans (annualized)	0.03%		NM*	NM*	0.06%		0.01%
Net loan (charge-offs) recoveries detail:
Commercial	$25		$92	$129	$(1,576)	(1)	$(35)
Residential real estate	(720)	(2)	(17)	(6)	87		66
Other consumer	59		83	(35)	37		(380)
Net loan (charge-offs) recoveries	$(636)		$158	$88	$(1,452)		$(349)
(1)The three months ended June 30, 2024 included a charge-off related to a single commercial real estate relationship of $1.6 million.
(2)The three months ended March 31, 2025 included charge-offs of $720,000 related to the sale of non-performing residential loans.
* Not meaningful as amounts are net loan recoveries.

OceanFirst Financial Corp.
ANALYSIS OF NET INTEREST INCOME

	For the Three Months Ended
	March 31, 2025			December 31, 2024			March 31, 2024
(dollars in thousands)	Average Balance	Interest	Average Yield/ Cost (1)	Average Balance	Interest	Average Yield/ Cost (1)	Average Balance	Interest	Average Yield/ Cost (1)
Assets:
Interest-earning assets:
Interest-earning deposits and short-term investments	$95,439	$983	4.18%	$195,830	$2,415	4.91%	$163,192	$2,226	5.49%
Securities (2)	2,003,206	19,701	3.99	2,116,911	21,767	4.09	2,098,421	22,255	4.27
Loans receivable, net (3)
Commercial	6,781,005	98,260	5.88	6,794,158	101,003	5.91	6,925,048	104,421	6.06
Residential real estate	3,065,679	31,270	4.08	3,049,092	30,455	4.00	2,974,468	28,596	3.85
Other consumer	228,553	3,489	6.19	236,161	3,980	6.70	248,396	4,104	6.65
Allowance for loan credit losses, net of deferred loan costs and fees	(61,854)	—	—	(60,669)	—	—	(59,141)	—	—
Loans receivable, net	10,013,383	133,019	5.37	10,018,742	135,438	5.38	10,088,771	137,121	5.46
Total interest-earning assets	12,112,028	153,703	5.13	12,331,483	159,620	5.15	12,350,384	161,602	5.26
Non-interest-earning assets	1,199,865			1,213,569			1,206,336
Total assets	$13,311,893			$13,545,052			$13,556,720
Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Interest-bearing checking	$4,135,952	21,433	2.10%	$4,050,428	22,750	2.23%	$3,925,965	20,795	2.13%
Money market	1,322,003	9,353	2.87	1,325,119	10,841	3.25	1,092,003	9,172	3.38
Savings	1,058,015	1,785	0.68	1,070,816	2,138	0.79	1,355,718	4,462	1.32
Time deposits	1,916,109	18,475	3.91	2,212,750	24,160	4.34	2,414,063	25,426	4.24
Total	8,432,079	51,046	2.46	8,659,113	59,889	2.75	8,787,749	59,855	2.74
FHLB Advances	996,293	11,359	4.62	854,748	10,030	4.67	644,818	7,771	4.85
Securities sold under agreements to repurchase	64,314	428	2.70	76,856	513	2.66	68,500	411	2.41
Other borrowings	283,150	4,218	6.04	396,412	5,859	5.88	500,901	7,341	5.89
Total borrowings	1,343,757	16,005	4.83	1,328,016	16,402	4.91	1,214,219	15,523	5.14
Total interest-bearing liabilities	9,775,836	67,051	2.78	9,987,129	76,291	3.04	10,001,968	75,378	3.03
Non-interest-bearing deposits	1,597,972			1,627,376			1,634,583
Non-interest-bearing liabilities	222,951			227,221			247,129
Total liabilities	11,596,759			11,841,726			11,883,680
Stockholders’ equity	1,715,134			1,703,326			1,673,040
Total liabilities and equity	$13,311,893			$13,545,052			$13,556,720
Net interest income		$86,652			$83,329			$86,224
Net interest rate spread (4)			2.35%			2.11%			2.23%
Net interest margin (5)			2.90%			2.69%			2.81%
Total cost of deposits (including non-interest-bearing deposits)			2.06%			2.32%			2.31%

(1)    Average yields and costs are annualized.
(2)    Amounts represent debt and equity securities, including FHLB and Federal Reserve Bank stock, and are recorded at average amortized cost, net of allowance for securities credit losses.
(3)    Amount is net of deferred loan costs and fees, undisbursed loan funds, discounts and premiums and allowance for loan credit losses, and includes loans held for sale and non-performing loans.
(4)    Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(5)    Net interest margin represents net interest income divided by average interest-earning assets.

OceanFirst Financial Corp.
SELECTED QUARTERLY FINANCIAL DATA
(in thousands, except per share amounts)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2025	2024	2024	2024	2024
Selected Financial Condition Data:
Total assets	$13,309,278	$13,421,247	$13,488,483	$13,321,755	$13,418,978
Debt securities available-for-sale, at estimated fair value	746,168	827,500	911,753	721,484	744,944
Debt securities held-to-maturity, net of allowance for securities credit losses	1,005,476	1,045,875	1,075,131	1,105,843	1,128,666
Equity investments	87,365	84,104	95,688	104,132	103,201
Restricted equity investments, at cost	102,172	108,634	98,545	92,679	85,689
Loans receivable, net of allowance for loan credit losses	10,058,072	10,055,429	9,963,598	9,961,117	10,068,209
Deposits	10,177,023	10,066,342	10,116,167	9,994,017	10,236,851
Federal Home Loan Bank advances	891,021	1,072,611	891,860	789,337	658,436
Securities sold under agreements to repurchase and other borrowings	262,940	258,113	501,090	504,490	492,520
Total stockholders’ equity	1,709,117	1,702,757	1,694,508	1,676,669	1,665,837

	For the Three Months Ended,
	March 31,	December 31,	September 30,	June 30,	March 31,
	2025	2024	2024	2024	2024
Selected Operating Data:
Interest income	$153,703	$159,620	$161,525	$159,426	$161,602
Interest expense	67,051	76,291	79,306	77,163	75,378
Net interest income	86,652	83,329	82,219	82,263	86,224
Provision for credit losses (excluding Spring Garden)	5,340	2,041	517	3,114	591
Spring Garden opening provision for credit losses	—	1,426	—	—	—
Net interest income after provision for credit losses	81,312	79,862	81,702	79,149	85,633
Other income (excluding equity investments and sale of trust)	11,048	12,237	11,826	10,098	9,201
Net gain (loss) on equity investments	205	(5)	1,420	887	1,923
Net gain on sale of trust business	—	—	1,438	—	1,162
Operating expenses (excluding FDIC special assessment and merger related expenses)	64,294	64,739	62,067	58,620	58,254
FDIC special assessment	—	—	—	—	418
Merger related expenses	—	110	1,669	—	—
Income before provision for income taxes	28,271	27,245	32,650	31,514	39,247
Provision for income taxes	6,808	5,083	7,464	7,082	10,637
Net income	21,463	22,162	25,186	24,432	28,610
Net (loss) income attributable to non-controlling interest	(46)	253	70	59	(57)
Net income attributable to OceanFirst Financial Corp.	$21,509	$21,909	$25,116	$24,373	$28,667
Net income available to common stockholders	$20,505	$20,905	$24,112	$23,369	$27,663
Diluted earnings per share	$0.35	$0.36	$0.42	$0.40	$0.47
Net accretion/amortization of purchase accounting adjustments included in net interest income	$219	$20	$741	$1,086	$921

(continued)

	At or For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2025	2024	2024	2024	2024
Selected Financial Ratios and Other Data(1) (2):
Performance Ratios (Annualized):
Return on average assets (3)	0.62%	0.61%	0.71%	0.70%	0.82%
Return on average tangible assets (3) (4)	0.65	0.64	0.74	0.73	0.85
Return on average stockholders’ equity (3)	4.85	4.88	5.68	5.61	6.65
Return on average tangible stockholders’ equity (3) (4)	7.05	7.12	8.16	8.10	9.61
Return on average tangible common equity (3) (4)	7.40	7.47	8.57	8.51	10.09
Stockholders’ equity to total assets	12.84	12.69	12.56	12.59	12.41
Tangible stockholders’ equity to tangible assets (4)	9.19	9.06	9.10	9.08	8.92
Tangible common equity to tangible assets (4)	8.76	8.62	8.68	8.64	8.49
Net interest rate spread	2.35	2.11	2.06	2.11	2.23
Net interest margin	2.90	2.69	2.67	2.71	2.81
Operating expenses to average assets	1.96	1.90	1.89	1.75	1.74
Efficiency ratio (5)	65.67	67.86	65.77	62.86	59.56
Loan-to-deposit ratio	99.50	100.50	99.10	100.30	98.90

(continued)

	At or For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2025	2024	2024	2024	2024
Trust and Asset Management:
Wealth assets under administration and management (“AUA/M”)	$149,106	$147,956	$152,797	$150,519	$236,891
Nest Egg AUA/M	453,803	431,434	430,413	403,647	407,478
Total AUA/M	602,909	579,390	583,210	554,166	644,369
Per Share Data:
Cash dividends per common share	$0.20	$0.20	$0.20	$0.20	$0.20
Book value per common share at end of period	29.27	29.08	29.02	28.67	28.32
Tangible book value per common share at end of period (4)	19.16	18.98	19.28	18.93	18.63
Common shares outstanding at end of period	58,383,525	58,554,871	58,397,094	58,481,418	58,812,498
Preferred shares outstanding at end of period	57,370	57,370	57,370	57,370	57,370
Number of full-service customer facilities:	39	39	39	39	39
Quarterly Average Balances
Total securities	$2,003,206	$2,116,911	$2,063,633	$2,058,711	$2,098,421
Loans receivable, net	10,013,383	10,018,742	9,958,794	10,012,491	10,088,771
Total interest-earning assets	12,112,028	12,331,483	12,232,672	12,203,776	12,350,384
Total goodwill and intangibles	535,657	534,942	513,731	514,535	515,356
Total assets	13,311,893	13,545,052	13,438,696	13,441,218	13,556,720
Time deposits	1,916,109	2,212,750	2,339,370	2,337,458	2,414,063
Total deposits (including non-interest-bearing deposits)	10,030,051	10,286,489	10,175,856	10,173,315	10,422,332
Total borrowings	1,343,757	1,328,016	1,333,245	1,325,372	1,214,219
Total interest-bearing liabilities	9,775,836	9,987,129	9,874,358	9,872,522	10,001,968
Non-interest bearing deposits	1,597,972	1,627,376	1,634,743	1,626,165	1,634,583
Stockholders' equity	1,715,134	1,703,326	1,689,035	1,674,453	1,673,040
Tangible stockholders’ equity (4)	1,179,477	1,168,384	1,175,304	1,159,918	1,157,684

Quarterly Yields and Costs
Total securities	3.99%	4.09%	4.23%	4.22%	4.27%
Loans receivable, net	5.37	5.38	5.46	5.46	5.46
Total interest-earning assets	5.13	5.15	5.26	5.25	5.26
Time deposits	3.91	4.34	4.58	4.46	4.24
Total cost of deposits (including non-interest-bearing deposits)	2.06	2.32	2.44	2.37	2.31
Total borrowed funds	4.83	4.91	5.07	5.19	5.14
Total interest-bearing liabilities	2.78	3.04	3.20	3.14	3.03
Net interest spread	2.35	2.11	2.06	2.11	2.23
Net interest margin	2.90	2.69	2.67	2.71	2.81
(1)    With the exception of end of quarter ratios, all ratios are based on average daily balances.
(2)    Performance ratios for each period are presented on a GAAP basis and include non-core operations. Refer to “Non-GAAP Reconciliation.”
(3)    Ratios for each period are based on net income available to common stockholders.
(4)    Tangible stockholders’ equity and tangible assets exclude goodwill and other intangibles. Tangible common equity (also referred to as “tangible book value”) excludes goodwill, intangibles and preferred equity. Refer to “Non-GAAP Reconciliation.”
(5)    Efficiency ratio represents the ratio of operating expenses to the aggregate of other income and net interest income.

OceanFirst Financial Corp.
OTHER ITEMS
(dollars in thousands, except per share amounts)

NON-GAAP RECONCILIATION

	For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2025	2024	2024	2024	2024
Core Earnings:
Net income available to common stockholders (GAAP)	$20,505	$20,905	$24,112	$23,369	$27,663
(Less) add non-recurring and non-core items:
Spring Garden opening provision for credit losses	—	1,426	—	—	—
Net (gain) loss on equity investments	(205)	5	(1,420)	(887)	(1,923)
Net gain on sale of trust business	—	—	(1,438)	—	(1,162)
FDIC special assessment	—	—	—	—	418
Merger related expenses	—	110	1,669	—	—
Income tax expense (benefit) on items	49	(388)	270	188	642
Core earnings (Non-GAAP)	$20,349	$22,058	$23,193	$22,670	$25,638
Income tax expense	$6,808	$5,083	$7,464	$7,082	$10,637
Provision for credit losses	5,340	3,467	517	3,114	591
Less: non-core provision for credit losses	—	1,426	—	—	—
Less: income tax expense (benefit) on non-core items	49	(388)	270	188	642
Core earnings PTPP (Non-GAAP)	$32,448	$29,570	$30,904	$32,678	$36,224
Core earnings diluted earnings per share	$0.35	$0.38	$0.39	$0.39	$0.44
Core earnings PTPP diluted earnings per share	$0.56	$0.51	$0.53	$0.56	$0.62

Core Ratios (Annualized):
Return on average assets	0.62%	0.65%	0.69%	0.68%	0.76%
Return on average tangible stockholders’ equity	7.00	7.51	7.85	7.86	8.91
Return on average tangible common equity	7.34	7.89	8.24	8.26	9.36
Efficiency ratio	65.81	67.74	66.00	63.47	61.05

(continued)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2025	2024	2024	2024	2024
Tangible Equity:
Total stockholders' equity	$1,709,117	$1,702,757	$1,694,508	$1,676,669	$1,665,837
Less:
Goodwill	523,308	523,308	506,146	506,146	506,146
Intangibles	11,740	12,680	7,056	7,859	8,669
Tangible stockholders' equity	1,174,069	1,166,769	1,181,306	1,162,664	1,151,022
Less:
Preferred stock	55,527	55,527	55,527	55,527	55,527
Tangible common equity	$1,118,542	$1,111,242	$1,125,779	$1,107,137	$1,095,495

Tangible Assets:
Total assets	$13,309,278	$13,421,247	$13,488,483	$13,321,755	$13,418,978
Less:
Goodwill	523,308	523,308	506,146	506,146	506,146
Intangibles	11,740	12,680	7,056	7,859	8,669
Tangible assets	$12,774,230	$12,885,259	$12,975,281	$12,807,750	$12,904,163

Tangible stockholders' equity to tangible assets	9.19%	9.06%	9.10%	9.08%	8.92%
Tangible common equity to tangible assets	8.76%	8.62%	8.68%	8.64%	8.49%